Exhibit 99.1

Rogers Corporation Updates Guidance for the Second Quarter 2014 and Invites You to Join its Second Quarter 2014 Conference Call

ROGERS, Conn.--(BUSINESS WIRE)--July 17, 2014--Rogers Corporation (NYSE:ROG) (“Rogers” or the “Company”) today announced revised guidance for its fiscal second quarter ended June 30, 2014. Rogers now expects that it will report all-time quarterly record net sales from continuing operations of $153.5 million for the period as compared to the April 29, 2014 guidance of $143 to $148 million. Earnings per diluted share from continuing operations for the second quarter 2014 are expected to be approximately $0.55 to $0.58 compared to the previous guidance of $0.68 to $0.76 per diluted share.

These revised unaudited earnings estimates are primarily the result of increased selling, general and administrative (SG&A) expenses of approximately $6 to $7 million and a higher than anticipated effective tax rate. The increase in SG&A expenses was driven by incentive compensation accruals and unusually high spending on internal process improvement projects, business development investments, Chief Financial Officer transition expenses, and other severance costs. The higher effective tax rate was the result of a change in the geographic profit mix to higher tax rate jurisdictions.

Bruce D. Hoechner, President and CEO commented, “I am very pleased with our top line performance reaching all-time quarterly record levels for the Company during the quarter and the continued strength of our gross margins. With respect to the increased expenses noted above, we have taken significant steps within the Company to improve our budgetary planning capabilities. The underlying fundamentals of the business remain solid as we continue to benefit from tailwinds in our core markets that we believe offer continued opportunities for profitable growth as we move forward.”

The Company plans to release results for its 2014 second quarter after the close of trading on Tuesday, July 29, 2014. A copy of the announcement will be available on the Rogers website at www.rogerscorp.com/news.

All interested parties are invited to participate in Rogers’ quarterly teleconference to be held on Wednesday, July 30 at 9:00 am ET. Bruce D. Hoechner, President and CEO, and members of senior management will review the results and respond to questions.

To participate in the teleconference please call 1-800-574-8929 toll-free in the U.S. or 1-973-935-8524 from outside the U.S. There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the call is being webcast live by Thomson Reuters and may be accessed through a link on the Rogers website at www.rogerscorp.com/ir.

A slide presentation will be made available prior to the start of the call. The slide presentation may be accessed on the Rogers Corporation website under the Investor Relations section.

If you are unable to participate during the live teleconference, the call will be archived until Wednesday, August 6, 2014. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The pass code for the audio replay is 60797684. To access the archived audio online, please visit the Investor Relations section of the Rogers website and select the webcast link.

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 182 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, advanced transportation and other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; High Performance Foams for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Printed Circuit Materials for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, the Company’s estimates regarding its second quarter 2014 results and opportunities for future growth. Such forward-looking statements are based on management's expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “should,” “target,” “may,” “project,” “guidance,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results or performance to be materially different from any results or performance expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the completion of the Company’s quarterly closing process to finalize results, changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; uncertainty regarding resolution of the United States debt ceiling issues; increasing competition; any difficulties in integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected; delays or problems in completing planned operational enhancements to various facilities; our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges; changes in product mix; the possibility that changes in technology or market requirements will reduce the demand for our products; the possibility of significant declines in our backlog; the possibility of breaches of our information technology infrastructure; the development and marketing of new products and manufacturing processes and the inherent risks associated with such efforts and the ability to identify and enter new markets; the outcome of current and future litigation; our ability to retain key personnel; our ability to adequately protect our proprietary rights; the possibility of adverse effects resulting from the expiration of issued patents; the possibility that we may be required to recognize impairment charges against goodwill and non-amortizable assets in the future; the possibility of increasing levels of excess and obsolete inventory; increases in our employee benefit costs could reduce our profitability; the possibility of work stoppages, union and work council campaigns, labor disputes and adverse effects related to changes in labor laws; the accuracy of our analysis of our potential asbestos-related exposure and insurance coverage; the fact that our stock price has historically been volatile and may not be indicative of future prices; changes in the availability and cost and quality of raw materials, labor, transportation and utilities; changes in environmental and other governmental regulation which could increase expenses and affect operating results; our ability to accurately predict reserve levels; our ability to obtain favorable credit terms with our customers and collect accounts receivable; our ability to service our debt; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in foreign currency exchange rates; and changes in tax rates and exposure which may increase our tax liabilities. Such factors also apply to our joint ventures. We make no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statements, unless required by law. Additional information about certain factors that could cause actual results to differ from such forward-looking statements include, but are not limited to, those items described in our filings with the Securities and Exchange Commission ("SEC"), including those in Item 1A, Risk Factors, of the Company's Form 10-K for the year ended December 31, 2013 and subsequent Securities and Exchange Commission filings.

CONTACT:
Rogers Corporation
Investor Contact:
William J. Tryon, 860-779-4037
Director of Investor and Public Relations
Fax: 860-779-5509
william.tryon@rogerscorp.com
http://www.rogerscorp.com